Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-218979) and in the  Registration Statements on Form S-8 (Nos. 333-225031, 333-134767, 333-153019, 333-191505) of Vista Gold Corp. (the "Company") of our report dated February 21, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2018, which appears in this Form 10-K.

Plante & Moran, PLLC
Denver, CO
February 21, 2019